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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 2001, (except Note 15, as to which the date is February 22, 2001), with respect to the financial statements and schedule of ClinTrials Research Inc. included in the Registration Statement (Form S-1 No. 333-00000) and the related Prospectus of Inveresk Research Group, Inc. for the registration of 10,350,000 shares of its common stock.

                                        /s/ ERNST & YOUNG LLP

                                        Ernst & Young LLP

Raleigh, North Carolina
February 14, 2003